First Citizens BancShares, Inc. Fourth Quarter 2023 Earnings Conference Call January 26, 2024

2 Agenda Pages Section I – Fourth Quarter Overview & Strategic Priorities 4 – 7 Section II – Fourth Quarter 2023 Financial Results 8 – 29 Financial Highlights 9 – 10 Earnings Highlights 11 Net interest income, margin and betas 12 – 14 Noninterest income and expense 15 – 16 Balance Sheet Highlights 17 Loans and Leases 18 – 19 Deposits and Funding Mix 20 – 22 Credit Quality Trends and Allowance 23 – 27 Capital 28 Regulatory Proposal Update 29 Section III – Financial Outlook 30 – 31 Section IV – Appendix 32 – 45 Section V – Non-GAAP Reconciliations 46 – 51

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance and other strategic goals of First Citizens BancShares, Inc. ("BancShares” or “First Citizens”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine, Israel and the Gaza Strip) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or clients, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessment and the interagency proposed rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the previously completed FDIC-assisted transaction with Silicon Valley Bridge Bank, N.A. (“SVB acquisition”) and the previously completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transactions with client, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transactions may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ clients to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in completing the integration of the businesses, (6) the ability to retain clients following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the SVB acquisition. The statements herein speak only as of the date of this presentation and, except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward- looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in BancShares’ subsequent quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission (the “SEC”). Readers should not place undue reliance on any forward-looking statements and are encouraged to review BancShares’ annual Report on Form 10-K and its other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. Non-GAAP Measures Certain measures in this presentation are “Non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows and are not presented in accordance with generally accepted accounting principles in the U.S. because they exclude or include amounts so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported in prior period consolidated financial statements have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Important Notices

Fourth Quarter Overview & Strategic Priorities Section I

5 Fourth Quarter 2023 Snapshot First Citizens continued to deliver strong performance demonstrating the benefits that increased scale and diversified offerings bring to the franchise. Key Accomplishments: ■ Solid financial results driven by strong NIM and an adjusted efficiency ratio (1) of 48%. ■ Experienced strong loan growth in the General and Commercial Bank. ■ Continued stabilization in the SVB franchise with loan and deposit balances ahead of forecast. ■ Capital and liquidity positions remained strong. ■ Strengthened our leadership and governance with the appointment of a new board member and the expansion of our executive leadership team with the addition of a new Chief Information and Operations Officer, both of which were effective in January 2024. Financial Highlights: Adjusted EPS (1) $46.58 Adjusted ROE / ROA (1) 13.53% / 1.28% NIM 3.86% Adjusted Efficiency Ratio (1) 48.00% CET1 Ratio 13.36% (1) Non-GAAP metric. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

6 Strategic Priorities First Citizens Strategic Priorities Risk Management • Maximize growth opportunities in our core lines of business and optimize funding by growing core deposits. • Deliver specialized business solutions across all business lines and channels. • Remain a key partner to the innovation economy. • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. • Continue to build a leading culture based on behaviors that demonstrate our shared values, regardless of the legacy organization. • Execute on SVB integration to optimize revenue and deliver integration synergies, while retaining and growing client base. • Remain focused on balance sheet management to optimize our long- term liquidity position through core deposit growth. • Support regulatory readiness and successfully implement enhanced regulatory requirements. • Continue to enhance program to support compliance and position the Bank for future growth. Client-Focused Business Model Talent & Culture Operational Efficiency Regulatory Readiness

7 • Completed first full year of monitoring and examination under the large bank regulatory framework. • Expect continued investment to support regulatory readiness as we are committed to meeting regulatory expectations. Regulatory Readiness (Large Bank Program) Key Activities 1 2 3Maintain & grow market position as an important partner in the innovation economy Continue to build trust with client base & defend against competition Retain key talent and optimize the workforce to drive revenue growth Integration Priorities • Conducted robust client outreach program to stabilize deposits. • Established leadership team at SVB and set initial strategic priorities. • Stabilized key talent and began workforce optimization. Stabilization Strategic Assessment • Completed initial round of business unit strategic assessments. • Established key integration initiatives. • Completed initial strategic planning cycle as a combined company. • Developed integration roadmap and expect the majority of integration efforts to be completed in 2024. • On track to complete legacy SVB Private conversion in 1Q24. • Continue to make progress on cost saving initiatives. Integration IN PROGRESS Maintain sound risk management practices COMPLETE Continued Progress on SVB Integration Initiatives

Fourth Quarter 2023 Financial Results Section II

9 4Q23 Financial Results - Takeaways Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Achieved solid adjusted EPS, ROE and ROA results in line with our forecast.1 While net interest margin declined during the quarter as anticipated, PPNR exceeded expectations on favorable net revenue and expenses in line with forecast. 2 Continued low levels of private equity / venture capital activity remained a headwind for loan and deposit growth in the SVB segment. 6 Maintained strong capital and liquidity positions.7 Client outreach efforts continue to be successful as SVB deposit balances remained relatively stable and exceeded our expectations. 5 Credit cost normalization continued with the net charge-off ratio flat with the previous quarter. The reserve build was driven primarily by mild credit quality deterioration in the commercial portfolio. 3 Loan growth was strong in the General and Commercial Bank. 4 Continued to build-out and execute on new regulatory capabilities that position us to meet the requirements of the large financial institutions’ framework. 8

10 4Q23 3Q23 4Q22 EPS $ 34.33 $ 46.58 $ 50.67 $ 55.92 $ 16.67 $ 20.94 ROE 9.97% 13.53% 15.20% 16.77% 11.05% 13.89 % ROTCE 10.32 14.00 15.76 17.39 11.70 14.71 ROA 0.95 1.28 1.41 1.55 0.93 1.15 PPNR ROA 1.78 2.27 2.23 2.48 1.70 1.81 NIM 3.86 3.86 4.07 4.07 3.39 3.39 Net charge-off ratio 0.53 0.53 0.53 0.53 0.14 0.14 Efficiency ratio 60.80 48.00 54.34 46.04 61.74 54.08 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted ratios exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

11

Quarterly Earnings Highlights

($ in millions)

Reported	4Q23	3Q23	4Q22	Increase (decrease) 4Q23 vs. 3Q23 $	4Q23 vs. 3Q23 %	4Q23 vs. 4Q22 $	4Q23 vs. 4Q22 %
Net interest income	$ 1,911	$ 1,990	$ 802	$ (79)	(3.9)%	$ 1,109	138.4 %
Noninterest income	543	615	429	(72)	(11.6)	114	26.7
Net revenue	**2,454**	**2,605**	**1,231**	(151)	(5.8)	1,223	99.4
Noninterest expense	1,492	1,416	760	76	5.5	732	96.4
Pre-provision net revenue	**962**	**1,189**	**471**	(227)	(19.1)	491	104.2
Provision for credit losses	249	192	79	57	29.3	170	217.6
Income before income taxes	**713**	**997**	**392**	(284)	(28.4)	321	81.9
Income taxes	199	245	135	(46)	(18.6)	64	47.0
Net income	**514**	**752**	**257**	(238)	(31.6)	257	100.3
Preferred stock dividends	15	15	14	—	0.6	1	14.5
Net income available to common stockholders	**$ 499**	**$ 737**	**$ 243**	$ (238)	(32.2)%	$ 256	105.0 %

Adjustment for notable items	4Q23	3Q23	4Q22
Noninterest income	$ (88)	$ (147)	$ (139)
Noninterest expense	(357)	(284)	(170)
Provision for credit losses	—	3	—
Income taxes	90	58	(32)

Adjusted (Non-GAAP)	4Q23	3Q23	4Q22	Increase (decrease) 4Q23 vs. 3Q23 $	4Q23 vs. 3Q23 %	4Q23 vs. 4Q22 $	4Q23 vs. 4Q22 %
Net interest income	$ 1,911	$ 1,990	$ 802	$ (79)	(3.9)%	$ 1,109	138.4 %
Noninterest income	455	468	290	(13)	(2.8)	165	56.9
Net revenue	**2,366**	**2,458**	**1,092**	(92)	(3.7)	1,274	116.7
Noninterest expense	1,135	1,132	590	3	0.4	545	92.5
Pre-provision net revenue	**1,231**	**1,326**	**502**	(95)	(7.2)	729	145.2
Provision for credit losses	249	195	79	54	27.5	170	217.6
Income before income taxes	**982**	**1,131**	**423**	(149)	(13.2)	559	131.9
Income taxes	289	303	103	(14)	(4.5)	186	179.3
Net income	**693**	**828**	**320**	(135)	(16.4)	373	116.6
Preferred stock dividends	15	15	14	—	0.6	1	14.5
Net income available to common stockholders	**$ 678**	**$ 813**	**$ 306**	$ (135)	(16.7)%	$ 372	121.0 %

First Citizens BancShares

Note – Adjusted amounts exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

12 $802 $850 $1,961 $1,990 $1,911 3.39% 3.41% 4.11% 4.07% 3.86% NII NIM 4Q22 1Q23 2Q23 3Q23 4Q23 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 4Q23 vs 3Q23 Net interest income decreased by $79 million due to a $86 million increase in interest expense, partially offset by a $7 million increase in interest income. The significant components of the changes follow: • $96 million increase in interest expense on deposits due to a higher rate paid and a higher average balance, • $35 million decrease in interest income on loans. Accretion on loans declined by $77 million, partially offset by a $42 million increase in interest income on loans due to a higher yield, and a • $19 million decrease in interest income on overnight investments due to lower average balances; partially offset by a • $62 million increase in interest on investment securities due to a higher average balance and yield as we continued to shift balances from cash into short duration investment securities. NIM contracted by 21 basis points from 4.07% to 3.86%. See the following page for a rollforward of NIM between 3Q23 and 4Q23. YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $(79) million & (-21 bps) 4Q23 vs 4Q22 Net interest income increased by $1.1 billion due to a $2.1 billion increase in interest income, partially offset by a $1.0 billion increase in interest expense. The significant components of the changes follow: • $1.5 billion increase in interest income on loans due to a higher average balance and increased loan accretion of $181 million, both as a result of the SVB acquisition, an increase in loan yield, and loan growth in the General Bank and Commercial Bank, • $429 million increase in interest on overnight investments due to a higher average balance resulting from the SVB acquisition and a higher yield; partially offset by a • $689 million increase in interest expense on deposits due to a higher average balance resulting from the SVB acquisition, deposit growth, and a higher rate paid, and a • $279 million increase in interest expense on borrowings primarily due to the Purchase Money Note related to the SVB acquisition. NIM expanded 47 basis points from 3.39% to 3.86%. See the following page for a rollforward of NIM between 4Q22 and 4Q23. Net interest income and margin (NIM) ($ in millions)

13 3.39% 1.06% 0.33% 0.24% 0.22% (1.13)% (0.25)% 3.86% 4Q22 Loan yield Yield on FFS Purchase accounting Investment yield Deposit rate Funding mix 4Q23 4Q22 to 4Q23 (+47 bps) NIM Rollforward 4.07% 0.10% 0.06% 0.02% (0.16)% (0.13)% (0.06)% (0.04)% 3.86% 3Q23 Loan yield Investment yield Debt volume Purchase accounting Deposit rate Earning asset mix Deposit volume 4Q23 3Q23 to 4Q23 (-21 bps) (1) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. (1) FFS represents Fed Funds Sold. (1) NIM rollforward has not been finalized. Will be provided in the next draft Craig - We added in earning asset mix on the current quarter roll as the straight math was showing a decline in loans due to volume despite stable average balances. The reason is really because loans as a percentage of interest earning assets declined so we discussed with Tom and decided the best approach was to net with the changes in investment and FFS volume and call earning asset mix.

14

Historical and Forecasted Cumulative Deposit Beta


Actual
Forecast
Terminal beta
23%
30%
37%
42%
44%
42%
40%
1.24%
1.68%
2.12%
2.35%
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
Actual cumulative beta
Expected cumulative beta
Rate paid on deposits


44%
42%
46%
57%
57%
56%
58%
54%
43%
43%
4Q22
1Q23
2Q23
3Q23
4Q23
Mid/higher beta categories
Lower beta categories

First Citizens BancShares

Highlights

- We are forecasting our cumulative deposit beta to increase to a terminal beta of approximately 44% as a result of higher for longer interest rates. Actual betas will be dependent on liquidity needs, behavior of acquired deposits, deposit mix and levels of overall competition.
- The increase in the mid/high beta categories in the third quarter was primarily driven by balance growth in the Direct Bank as part of our liquidity management activities.
- **Mid/higher beta categories:**
  - > 30% beta on Direct Bank and SVB money market, savings and time deposit accounts.
  - 10 to 30% beta on branch network money market accounts and Community Association Banking checking with interest and money market accounts.
- **Lower beta categories:**
  - 0 to 10% beta on total noninterest bearing deposits and branch network checking with interest and savings accounts.

15 $10,259 $429 $658 $615 $543 $290 $309 $462 $468 $455 $139 $141 $135 $171 $55 $12 $(83) 4Q22 1Q23 2Q23 3Q23 4Q23 $295 $171 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 4Q23 vs 3Q23 Noninterest income decreased by $72 million. Adjusted noninterest income (1) decreased by $13 million. Significant components included: • $11 million decrease in other noninterest income driven primarily by a $12 million decline in the fair value of customer derivative positions as a result of declining interest rates, • $5 million decrease in net rental income on operating lease equipment due to higher maintenance expenses, partially offset by higher rental income, and a • $5 million decrease in cardholder services due to lower volume and higher rewards expenses; partially offset by a • $9 million increase in fee income and other service charges resulting from higher capital markets fees. Notable items total $88 million compared to $147 million in the prior quarter. Refer to Section V of this presentation for notable item details. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 4Q23 vs 4Q22 Noninterest income increased by $114 million. Adjusted noninterest income (1) increased by $165 million. Significant components included: • $51 million increase in client investment fees earned for managing off-balance sheet client funds primarily in the SVB segment, • $37 million increase in fee income and other service charges primarily due to the SVB segment, • $27 million increase in international fees which are FX fees primarily in the SVB segment, and a • $22 million increase in service charges on deposits primarily due to the SVB segment. Notable items totaled $88 million compared to $139 million in the prior year quarter. Refer to Section V of this presentation for notable item details. (1) Adjusted amounts exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Excludes gain on acquisition as it is broken out separately. $126 Adjusted (Non-GAAP) (1) Notable items (2) Gain on acquisition $9,824 $139 - total notable items $88 - total notable items $455 - total adjusted (Non-GAAP) (1) $9,950 - total notable items $147 - total notable items $196 - total notable items $88 - total notable items

16 Notable items $760 $855 $1,572 $1,416 $1,492 $590 $677 $1,202 $1,132 $1,135 $170 $178 $370 $284 $357 4Q22 1Q23 2Q23 3Q23 4Q23 4Q23 vs 4Q22 Noninterest expense increased by $732 million. Adjusted noninterest expense (1) increased by $545 million primarily due to the impacts of the SVB acquisition. Significant components included: • $360 million increase in salaries and benefits, • $59 million increase in equipment expense, • $41 million increase in other noninterest expense spread among various accounts, and a • $39 million increase in third-party processing fees. Notable items totaled $357 million compared to $170 million in the prior year quarter. Refer to Section V of this presentation for notable items details. Adjusted efficiency ratio (1) improved from 54.08% to 48.00%. 4Q23 vs 3Q23 Noninterest expense increased by $76 million. Adjusted noninterest expense (1) increased by $3 million. Significant components included: • $12 million increase in professional fees, • $12 million increase in other noninterest expense spread amongst various accounts, and a • $11 million increase in third party processing fees; partially offset by a • $18 million decrease in FDIC insurance expense, and a • $13 million decrease in salaries and benefits. Notable items totaled $357 million compared to $284 million in the prior quarter. Refer to Section V of this presentation for notable item details. Adjusted efficiency ratio (1) increased from 46.04% to 48.00%. YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) (1) Adjusted noninterest expense and adjusted efficiency ratio are Non-GAAP and exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Highlights

17

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	4Q23	3Q23	4Q22	Increase (decrease) 4Q23 vs 3Q23 (1) $	Increase (decrease) 4Q23 vs 3Q23 (1) %	Increase (decrease) 4Q23 vs 4Q22 (1) $	Increase (decrease) 4Q23 vs 4Q22 (1) %
Interest-earning deposits at banks	$ 33,609	$ 36,704	$ 5,025	$ (3,095)	(33.5)%	$ 28,584	568.9 %
Investment securities	29,999	26,818	19,369	3,181	47.1	10,630	54.9
Loans and leases	133,302	133,202	70,781	100	0.3	62,521	88.3
Operating lease equipment, net (2)	8,746	8,661	8,156	85	3.9	590	7.2
Deposits	145,854	146,233	89,408	(379)	(1.0)	56,446	63.1
Noninterest-bearing deposits	39,799	43,141	24,922	(3,342)	(30.7)	14,877	59.7
Borrowings	37,654	37,712	6,645	(58)	(0.6)	31,009	466.7
Tangible common stockholders' equity (non-GAAP) (3)	19,716	18,833	8,295	882	18.6	11,419	137.6
Common stockholders' equity	20,374	19,508	8,781	865	17.6	11,592	132.0
Total stockholders' equity	21,255	20,389	9,662	866	16.8	11,593	120.0

KEY METRICS	4Q23	3Q23	4Q22	Increase (decrease) 4Q23 vs 3Q23	Increase (decrease) 4Q23 vs 4Q22
Common equity Tier 1 (CET1) capital ratio	13.36 %	13.24 %	10.08 %	0.12 %	3.28 %
Book value per common share	$ 1,403.12	$ 1,343.52	$ 605.36	$ 59.60	$ 797.76
Tangible book value per common share (non-GAAP) (3)	1,357.77	1,297.00	571.89	60.77	785.88
Tangible capital to tangible assets (non-GAAP) (3)	9.25 %	8.84 %	7.62 %	0.41 %	1.63 %
Loan to deposit ratio	91.39	91.09	79.17	0.30	12.22
ALLL to total loans and leases	1.31	1.26	1.30	0.05	0.01
Noninterest-bearing deposits to total deposits	27.29	29.50	27.87	(2.21)	(0.58)
Total liquid assets (available cash + HQLS)	$ 57,284	$ 57,019	$ 18,244	$ 265	$ 39,040
Total liquidity (liquid assets & contingent sources)	91,228	95,042	31,765	(3,814)	59,463
Total liquidity / uninsured deposits (4)	168 %	170 %	110 %	(2.00)%	58.00 %

(1) Percent change is annualized (where applicable) and is calculated using unrounded numbers.
(2) Operating lease equipment, net includes $8.0 billion of rail assets.
(3) Refer to the Non-GAAP Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures.
(4) Total liquidity for 4Q23 and 3Q23 includes immediately available capacity under the FDIC line of credit as of each period end totaling $15.1 billion and $19.4 billion, respectively. For 3Q23, the immediately available capacity is calculated in accordance with the Advance Facility Agreement with the FDIC as if it were in effect at such time for comparability between period. The FDIC credit facility has a maximum capacity of $70 billion which may be used for liquidity coverage ratios. If calculated using the maximum capacity, these ratios would be 270% and 261% for 4Q23 and 3Q23, respectively. To access the full amount, additional collateral would have to be pledged.

First Citizens BancShares

18

Loans and Leases

($ in millions, period end balances)


$70,781
$27,569
$43,212
5.14%
$138,288
$66,171
$28,485
$43,632
5.59%
$133,015
$58,803
$29,234
7.08%
$44,978
$133,202
$56,864
$30,261
7.30%
$46,077
$133,302
$55,013
$30,959
7.21%
$47,330
4Q22
1Q23
2Q23
3Q23
4Q23
General Bank
Yield on Loans
Commercial Bank (1)
SVB

Highlights

4Q23 vs 3Q23

- Total loans increased $100 million driven primarily by a $1.3 billion (10.8% annualized) and $716 million (9.4% annualized) increase in the General Bank and Commercial Bank, respectively; partially offset by a $1.9 billion decline in the SVB segment.
- General Bank growth was driven primarily by business and commercial loans, while Commercial Bank growth reflected strong performance in industry verticals and Middle Market Banking. The reduction in the SVB portfolio was driven by declines in Global Fund Banking and Technology and Healthcare Banking.

4Q23 vs 4Q22

- Total loans increased $62.5 billion due primarily to the SVB acquisition which contributed $55.0 billion in loans as of December 31, 2023.
- General Bank loans grew by $4.1 billion (9.5%) due primarily to business, commercial and mortgage loans.
- Commercial Bank loans grew by $3.4 billion (12.5%) due to growth in industry verticals, Middle Market Banking and Real Estate Finance.

(1) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

First Citizens BancShares

19 13% 5% 4% 2% 25% 8% 3% 19% 10% 7% 4% Commercial Finance ($16.9) Real Estate Finance ($6.1) Equipment Finance ($5.6) Commercial Services - Factoring ($2.3) Branch Network & Wealth ($33.2) Mortgage ($10.0) Other ($4.1) Global Fund Banking ($25.6) Technology & Healthcare Banking ($14.0) Private Bank ($9.8) Other ($5.7) 25% 22% 19% 12% 11% 7% 4% Commercial mortgage ($33.3) Commercial and industrial ($29.1) Global Fund Banking ($25.6) 1-4 family residential ($16.4) Innovation lending ($14.0) Private Bank ($9.8) Other ($5.1) Type Segment 4Q23 Loans and Leases Composition ($ in billions, period end balances) Note - Rail operating lease assets are not included in the loan totals. The Commercial Banking segment includes Commercial Finance, Real Estate Finance, Equipment Finance and Commercial Services (factoring). The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Community Association Banking and Other General Banking. The SVB segment includes Global Fund Banking, Technology & Healthcare Banking, Private Bank and Other. Commercial Banking: General Banking: SVB:

20 $89,408 $140,050 $141,164 $146,233 $145,854 $64,486 $66,686 $77,133 $83,608 $85,813 $24,922 $24,105 $23,171 $22,655 $21,564 $18,715 $19,484 $19,484 $20,242 $30,544 $21,376 $20,486 $18,235 4Q22 1Q23 2Q23 3Q23 4Q23 $39,970 2.12% 1.68% 1.24% 0.78% 2.35% $107,377 $38,477 $106,263 $40,860 $100,304 Highlights Deposits ($ in millions, period end balances) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 SVB Interest-bearing SVB Noninterest-bearing Interest-bearing Noninterest-bearing Cost of deposits 4Q23 vs. 3Q23 • Total deposits decreased $379 million (-1.0% annualized) driven by a $1.5 billion decline in the SVB segment due primarily to client cash burn and muted fundraising activity and a $492 million decline in the Branch Network from seasonable outflows, partially offset by a $2.0 billion increase in the Direct Bank. 4Q23 vs. 4Q22 • Total deposits grew $56.4 billion (63.1%) driven primarily by the SVB acquisition which contributed $38.5 billion in deposits as of December 31, 2023 and a $21.2 billion increase in the Direct Bank. $49,259 $90,791

21 40% 26% 5% 2% 1% 26% Branch Network, Wealth & Other ($57.8) Direct Bank ($37.7) Community Association Banking ($7.2) Commercial Bank ($3.2) Corporate ($1.5) SVB ($38.5) 45% 28% 16% 11% Money market & savings ($65.9) Noninterest-bearing demand ($39.8) Checking with interest ($23.8) Time deposits ($16.4) General Banking: Commercial Banking and Corporate: Type Segment 4Q23 Deposit Composition (period end balances, $ in billions, except average account size) Note – Totals may not foot due to rounding. (1) Corporate consists primarily of brokered deposits which are pooled into one account then associated with multiple customers who have balances under FDIC insurance limits. Insured vs Uninsured 63% 37% Insured Uninsured Average Account Size and Insured by Segment Total deposits Average size Insured % General Bank $ 102.6 $ 38,307 76 % Commercial Bank 3.2 272,107 14 % Corporate & Other (1) 1.5 6,921,659 96 % Sub-total $ 107.4 $ 39,893 75 % SVB 38.5 307,789 29 % Sub-total $ 38.5 $ 307,789 29 % Total $ 145.9 $ 51,783 63 % SVB:

22 1.35% 1.94% 2.98% 3.20% 3.37% 1.12% 1.73% 2.56% 3.02% 3.28% 0.78% 1.24% 1.68% 2.12% 2.35% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 4Q22 1Q23 2Q23 3Q23 4Q23 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2.40% 2.80% 3.20% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 Period End Balances Increase (decrease) 4Q23 3Q23 2Q23 1Q23 4Q22 4Q23 vs. 3Q23 4Q23 vs. 4Q22 Total deposits $ 145,854 79.5% $ 146,233 79.5% $ 141,164 77.9% $ 140,050 75.2% $ 89,408 93.1% $ (379) $ 56,446 Securities sold under customer repurchase agreements 485 0.3 453 0.2 454 0.3 509 0.3 436 0.5 32 49 Purchase money note 35,846 19.5 35,833 19.5 35,817 19.8 35,151 18.9 — — 13 35,846 Federal Home Loan Bank borrowings — — — — 2,425 1.3 8,500 4.6 4,250 4.4 — (4,250) Subordinated debt 938 0.5 1,040 0.6 1,043 0.6 1,046 0.6 1,049 1.1 (102) (111) Senior unsecured borrowings 377 0.2 377 0.2 393 0.2 881 0.5 885 0.9 — (508) Other borrowings 8 — 9 — 7 — 7 — 25 — (1) (17) Total deposits and borrowed funds $ 183,508 100% $ 183,945 100% $ 181,303 100% $ 186,144 100% $ 96,053 100% $ (437) $ 87,455 Funding Mix ($ in millions) Highlights 4Q23 vs 3Q23 • Funding mix remained stable with 79.5% composed of deposits. • The decline in subordinated debt was due to the redemption of smaller issuances given excess capital and liquidity positions. • While the cost of deposits increased by 23 basis points, the pace decelerated from previous quarters. Note – Funding mix percentages may not foot due to rounding.

23 $79 $63 $152 $195 $249 Provision for credit losses 4Q22 1Q23 2Q23 3Q23 4Q23 Credit Quality Trends and Allowance ($ in millions) Net charge-offs (NCO) & NCO ratio Adjusted provision for credit losses (1) $24 $50 $157 $176 $177 0.14% 0.27% 0.47% 0.53% 0.53% NCO $ QTD NCO ratio YTD NCO ratio 4Q22 1Q23 2Q23 3Q23 4Q23 $627 $828 $929 $899 $969 0.89% 0.60% 0.70% 0.68% 0.73% Nonaccrual loans Nonaccrual loans to total loans 4Q22 1Q23 2Q23 3Q23 4Q23 Nonaccrual loans / total loans & leases Allowance (ALLL) & ALLL ratio $922 $1,605 $1,637 $1,673 $1,747 1.30% 1.16% 1.23% 1.26% 1.31% ALLL ALLL ratio 4Q22 1Q23 2Q23 3Q23 4Q23 (1) Adjusted provision for credit losses excludes CECL Day 2 charges and provision (benefit) expense for credit losses on available for sale securities. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. 0.47%0.12% 0.27% 0.39% 0.45% Please see addition of the YTD NCO totals. Note that we did not move the coverage ratios here as the rollforward slide looked bare without another metric included on that slide.

24

Allowance for loan and lease losses (ALLL)

($ in millions)

3Q23 to 4Q23


$1,673
$49
$18
$12
$(5)
$1,747
3Q23
Credit quality
Change in specific reserves
Economic outlook
Portfolio mix
4Q23

ALLL Coverage


9.3x
4.4x
2.6x
2.4x
2.5x
1.5x
1.9x
1.8x
1.9x
1.8x
4Q22
1Q23
2Q23
3Q23
4Q23
ALLL ratio / NCO ratio
ALLL / Nonaccrual loans

Highlights

4Q23 vs 3Q23

- ALLL increased $74 million compared to the linked quarter.
- The increase over the prior quarter was driven primarily by mild credit quality deterioration in our commercial portfolios, including general office. Additionally contributing to the increase was an increase in specific reserves in the investor dependent portfolio and changes in the macroeconomic forecasts.
- These factors were partially offset by a mix/shift to higher credit quality segments in the portfolio.
- The ALLL covered annualized quarterly net charge-offs 2.5 times and provided 1.8 times coverage of nonaccrual loans. These metrics were relatively stable from the prior quarter.

25 Loan Portfolios in Focus ($ in billions, as of December 31, 2023) Total Loans $133.3 Total Loans CRE $21.3 Commercial Real Estate (CRE) Portfolio Composition Balance % of total loans Multi-Family $ 4.4 3.3 % Medical Office 3.5 2.6 General Office 2.9 2.2 General Bank 1.3 1.0 Commercial Bank 1.2 0.9 SVB 0.4 0.3 Industrial / Warehouse 2.9 2.1 Retail 1.8 1.4 Hotel/Motel 0.8 0.6 Other 5.0 3.7 Total $ 21.3 15.9 % Note - The definition of CRE in these tables is aligned with supervisory guidance on commercial real estate and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). Innovation Portfolio Composition Balance % of total loans Innovation C&I and cash flow dependent $ 9.7 7.2 % Investor dependent - growth stage 2.9 2.2 Investor dependent - early stage 1.4 1.1 Total $ 14.0 10.5 % Innovation $14.0

26 General Office CRE Portfolio (as of December 31, 2023) CA 22% NC / SC 17% FL 9%AZ 7% MA 5% NY 4% TX 4% VA 4% WA 4% Other 24% Total General Office $2.9 B Geographic Diversification $383 $552 $384 $1,608 2023 2024 2025 2026 & Beyond Loan Maturity Schedule ($ in millions) 13% 19% 13% 55% (1) There are approximately $1.2 billion of general office loans in the Commercial Bank with an ALLL ratio of 9.37%. Top 5 MSAs ($ in millions) Los Angeles $ 408 Phoenix $ 201 Boston $ 136 San Francisco $ 130 New York $ 126 Percent of Total Loans 0.8 % General Office Portfolio Metrics % of total loans 2.2% % of CRE loans 13.8 % Average loan amount $2 MM NCO ratio (4Q23) 3.56 % Delinquencies/Loans 13.56 % NPLs/Loans 11.38 % Criticized loans/Loans 24.85 % ALLL ratio (1) 4.77 % Please do not review. Data not yet provided. To be included in subsequent draft

27 SVB Investor Dependent (ID) Portfolio (as of December 31, 2023) Portfolio Metrics Early Stage Growth Stage Loan balance $1.4 B $2.9 B % of Innovation loans 10.1% 20.8% % of ID loans 32.6% 67.4 % Avg. loan size $306 K $3.47 MM Median loan size $30 K $800 K NCO ratio (4Q23) 9.63% 1.31% NPLs/Loans 2.74% 1.29 % Criticized loans/Loans 24.10% 15.37 % ALLL ratio 6.84% 4.40 % Client Industry Concentration Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. Historically SVB’s highest risk portfolio which experienced an average ~6% NCO ratio over 2008-2010. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets negatively impacts borrowers’ ability to raise funds and execute exit strategy. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. • SVB credit leadership team remains intact with an average tenure at SVB of 25 years. 58% 14% 11% 9% 8% Software Life Science - Products Life Science - Services Hardware Energy & Resource Innovation

28 8.99% 16.72% 9.50% 9.73% 9.83% Tier 1 Leverage ratio 4Q22 1Q23 2Q23 3Q23 4Q23 Risk-based capital ratios Capital ratio rollforward Tier 1 Leverage ratio Tangible book value per share (Non-GAAP) Capital Risk-Based Capital Tier 1 Leverage Total Tier 1 CET1 December 31, 2022 13.18% 11.06% 10.08% 8.99 % SVB acquisition - net 1.59% 1.88% 2.25% 0.03 % Net income 1.65% 1.65% 1.65% 1.43 % Change in risk-weighted/average assets 0.66% 0.59% 0.57% -0.58 % Sub debt phase-out -0.10% 0.00% 0.00% 0.00 % Shared loss agreement coverage runoff -1.34% -1.19% -1.14% 0.00 % Common dividends -0.04% -0.04% -0.04% -0.04 % Preferred dividends -0.05% -0.05% -0.04% -0.04 % Other 0.19% 0.04% 0.03% 0.04 % December 31, 2023 15.74% 13.94% 13.36% 9.83 % Change since December 31, 2022 2.56% 2.88% 3.28% 0.84 % Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. (1) The Tier 1 Leverage ratio for 1Q23 only includes the impact of SVB for five days. 10.08% 12.53% 13.38% 13.24% 13.36% 11.06% 13.13% 14.00% 13.83% 13.94%13.18% 14.86% 15.84% 15.64% 15.74% CET1 Tier 1 Total 4Q22 1Q23 2Q23 3Q23 4Q23 $571.89 $623.98 $149.03 $16.76 ($3.89) $1,357.77 4Q22 SVB acquisition Retained earnings AOCI Common dividends 4Q23(1) Please do not review. Data not updated.

29 13.4% (1.2)% (0.4)% 11.8% 4Q23 CET1 SLA AOCI Pro Forma CET1 First Citizens Remains Well Positioned for Regulatory Proposals Strong Capital Position Long Term Debt (LTD) Needs are Manageable • First Citizens' binding constraint is expected to be LTD as a percentage of Risk-Weighted Assets (RWA). • Under terms of the proposed rule, we estimate the LTD shortfall to be approximately $8 - $11 billion. • We expect to begin a programmatic issuance of qualifying LTD in 2024 to ensure compliance by phase-in deadlines once a final rule is issued. • Along with our deposit growth strategies, we anticipate these funding actions will facilitate the funding needs of First Citizens as the FDIC Purchase Money Note matures in March 2028. • Our capital position remains strong and well above regulatory minimums both as reported and when considering the impacts of the FDIC shared loss agreement and net unrealized losses in the AFS portfolio. • Our loss position continues to improve in the current rate environment and declined $312 million or by 35% in the fourth quarter. Expected to contract another $230 million or 40% in 2024 based on the forward curve. • We continue to assess the full impact of regulatory changes on our capital position, but remain well- positioned for proposed changes to the rules. Impact of RWA treatment on shared loss assets Impact of including net unrealized losses on the AFS portfolio

Financial Outlook Section III

31 Metric 4Q23 1Q24 - Projected FY24 - Projected Loans and leases - EOP $133.3 billion $133 billion - $135 billion $139 billion - $143 billion Deposits - EOP $145.9 billion $146 billion - $148 billion $152 billion - $156 billion Interest rates One 25 bps cut in March Six interest rate cuts in 2024; with the first in March, Fed funds ending 2024 at 4.00%; NII below shows range of 3 cuts to 6 cuts (or FFR ‘24 ending between 4.00 – 4.75%) Net interest income $1.9 billion $1.75 billion - $1.85 billion $6.9 billion - $7.1 billion Net charge-off ratio (annualized where applicable) 53 bps 50 - 60 bps 45 - 55 bps Adjusted noninterest income (1) $455 million $440 million - $470 million $1.8 billion - $1.9 billion Adjusted noninterest expense (2) $1.14 billion $1.15 billion - $1.17 billion $4.6 billion - $4.7 billion Effective tax rate 27.9% 27.0% - 28.0% 27.0% - 28.0% Key Earnings Estimate Assumptions (1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment, realized gains/losses on extinguishment of debt and acquisition accounting gains. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, acquisition-related expenses and amortization of intangibles. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. PLEASE DO NOT REVIEW Data Unavailable

Appendix Section IV

33

BancShares Balance Sheets (unaudited)

($ in millions)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ASSETS					
Cash and due from banks	$ 908	$ 791	$ 917	$ 1,598	$ 518
Interest-earning deposits at banks	33,609	36,704	37,846	38,522	5,025
Securities purchased under agreements to resell	473	549	298	—	—
Investment in marketable equity securities	84	75	76	85	95
Investment securities available for sale	19,936	16,661	11,894	9,061	8,995
Investment securities held to maturity	9,979	10,082	10,201	10,381	10,279
Assets held for sale	76	58	117	94	60
Loans and leases	133,302	133,202	133,015	138,288	70,781
Allowance for loan and lease losses	(1,747)	(1,673)	(1,637)	(1,605)	(922)
Loans and leases, net of allowance for loan and lease losses	**131,555**	**131,529**	**131,378**	**136,683**	**69,859**
Operating lease equipment, net	8,746	8,661	8,531	8,331	8,156
Premises and equipment, net	1,877	1,768	1,782	1,743	1,456
Goodwill	346	346	346	346	346
Other intangible assets	312	329	347	364	140
Other assets	5,857	6,212	5,769	7,450	4,369
Total assets	**$ 213,758**	**$ 213,765**	**$ 209,502**	**$ 214,658**	**$ 109,298**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 39,799	$ 43,141	$ 44,547	$ 54,649	$ 24,922
Interest-bearing	106,055	103,092	96,617	85,401	64,486
Total deposits	**145,854**	**146,233**	**141,164**	**140,050**	**89,408**
Credit balances of factoring clients	1,089	1,282	1,067	1,126	995
Short-term borrowings	485	453	454	1,009	2,186
Long-term borrowings	37,169	37,259	39,685	45,085	4,459
Total borrowings	37,654	37,712	40,139	46,094	6,645
Other liabilities	7,906	8,149	7,361	8,172	2,588
Total liabilities	**192,503**	**193,376**	**189,731**	**195,442**	**99,636**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	15	15	15	15	15
Additional paid in capital	4,108	4,106	4,106	4,104	4,109
Retained earnings	16,742	16,267	15,541	14,885	5,392
Accumulated other comprehensive (loss) income	(491)	(880)	(772)	(669)	(735)
Total stockholders' equity	**21,255**	**20,389**	**19,771**	**19,216**	**9,662**
Total liabilities and stockholders' equity	**$ 213,758**	**$ 213,765**	**$ 209,502**	**$ 214,658**	**$ 109,298**

First Citizens BancShares

34

BancShares Income Statements (unaudited)

($ in millions)

	4Q23	3Q23	2Q23	1Q23	4Q22
INTEREST INCOME					
Interest and fees on loans	$ 2,391	$ 2,426	$ 2,353	$ 1,017	$ 892
Interest on investment securities	241	180	120	107	92
Interest on deposits at banks	485	504	480	87	56
Total interest income	**3,117**	**3,110**	**2,953**	**1,211**	**1,040**
INTEREST EXPENSE					
Deposits	865	769	575	288	176
Borrowings	341	351	417	73	62
Total interest expense	1,206	1,120	992	361	238
Net interest income	**1,911**	**1,990**	**1,961**	**850**	**802**
Provision for credit losses - loans and leases	249	192	151	783	79
Net interest income after provision for credit losses - loans and leases	**1,662**	**1,798**	**1,810**	**67**	**723**
NONINTEREST INCOME					
Rental income on operating lease equipment	252	248	238	233	224
Fee income and other service charges	80	71	70	47	43
Client investment fees	51	52	52	2	—
Wealth management services	48	49	51	40	35
International fees	30	30	29	4	3
Service charges on deposit accounts	44	44	44	24	22
Factoring commissions	22	21	20	19	26
Cardholder services, net	36	41	41	21	26
Merchant services, net	12	12	14	10	8
Insurance commissions	14	13	14	13	13
Realized loss on sale of investment securities available for sale, net	—	(12)	—	(14)	—
Fair value adjustment on marketable equity securities, net	9	(1)	(10)	(9)	2
Bank-owned life insurance	—	1	2	5	7
Gain on sale of leasing equipment, net	2	10	4	4	2
Gain on acquisition	(83)	12	55	9,824	—
Other noninterest income	26	24	34	36	18
Total noninterest income	**543**	**615**	**658**	**10,259**	**429**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	96	95	91	89	88
Maintenance and other operating lease expenses	59	51	56	56	47
Salaries and benefits	714	727	775	420	354
Net occupancy expense	65	65	64	50	48
Equipment expense	114	117	133	58	55
Professional fees	29	12	21	11	11
Third-party processing fees	65	54	54	30	26
FDIC insurance expense	82	36	22	18	5
Marketing expense	24	22	41	15	21
Acquisition-related expenses	116	121	205	28	29
Intangible asset amortization	17	17	18	5	6
Other noninterest expense	111	99	92	75	70
Total noninterest expense	**1,492**	**1,416**	**1,572**	**855**	**760**
Income before income taxes	**713**	**997**	**896**	**9,471**	**392**
Income tax (benefit) expense	199	245	214	(47)	135
Net income	$ 514	$ 752	$ 682	$ 9,518	$ 257
Preferred stock dividends	$ 15	$ 15	$ 15	$ 14	$ 14
Net income available to common stockholders	$ 499	$ 737	$ 667	$ 9,504	$ 243

First Citizens BancShares

35

Noninterest income

($ in millions)

	4Q23	3Q23	2Q23	1Q23	4Q22	4Q23 Change vs 3Q23 $	4Q23 Change vs 3Q23 %
Rental income on operating lease equipment	$ 252	$ 248	$ 238	$ 233	$ 224	$ 4	2.0 %
Fee income and other service charges	80	71	70	47	43	9	10.3
Client investment fees	51	52	52	2	—	(1)	(1.8)
Wealth management services	48	49	51	40	35	(1)	—
International fees	30	30	29	4	3	—	(3.5)
Service charges on deposit accounts	44	44	44	24	22	—	(0.3)
Factoring commissions	22	21	20	19	26	1	7.3
Cardholder services, net	36	41	41	21	26	(5)	(10.2)
Merchant services, net	12	12	14	10	8	—	3.8
Insurance commissions	14	13	14	13	13	1	nm
Realized loss on sale of investment securities available for sale, net	—	(12)	—	(14)	—	12	(100.8)
Fair value adjustment on marketable equity securities, net	9	(1)	(10)	(9)	2	10	nm
Bank-owned life insurance	—	1	2	5	7	(1)	2.3
Gain on sale of leasing equipment, net	2	10	4	4	2	(8)	(74.9)
Gain on acquisition	(83)	12	55	9,824	—	(95)	nm
Gain on extinguishment of debt	—	—	—	—	—	—	nm
Other noninterest income	26	24	34	36	18	2	6.5
Total noninterest income - GAAP	**$ 543**	**$ 615**	**$ 658**	**$ 10,259**	**$ 429**	**$ (72)**	**(11.6)%**
Depreciation on operating lease equipment	$ (96)	$ (95)	$ (91)	$ (89)	$ (88)	$ (1)	(1.6)%
Maintenance and other operating lease expenses	(59)	(51)	(56)	(56)	(47)	(8)	(15.5)
Realized loss on sale of investment securities available for sale, net	—	12	—	14	—	(12)	nm
Fair value adjustment on marketable equity securities, net	(9)	1	10	9	(2)	(10)	nm
Gain on sale of leasing equipment, net	(2)	(10)	(4)	(4)	(2)	8	74.9
Gain on acquisition	83	(12)	(55)	(9,824)	—	95	nm
Other noninterest income	(5)	8	—	—	—	(13)	nm
Total notable items	**$ (88)**	**$ (147)**	**$ (196)**	**$ (9,950)**	**$ (139)**	**$ 59**	**(40.1)%**
Rental income on operating lease equipment	$ 97	$ 102	$ 91	$ 88	$ 89	$ (5)	(4.3)%
Fee income and other service charges	80	71	70	47	43	9	10.3
Client investment fees	51	52	52	2	—	(1)	(1.8)
Wealth management services	48	49	51	40	35	(1)	—
International fees	30	30	29	4	3	—	(3.5)
Service charges on deposit accounts	44	44	44	24	22	—	(0.3)
Factoring commissions	22	21	20	19	26	1	7.3
Cardholder services, net	36	41	41	21	26	(5)	(10.2)
Merchant services, net	12	12	14	10	8	—	3.8
Insurance commissions	14	13	14	13	13	1	(1.1)
Bank-owned life insurance	—	1	2	5	7	(1)	2.3
Other noninterest income	21	32	34	36	18	(11)	(35.9)
Total noninterest income - adjusted (Non-GAAP)	**$ 455**	**$ 468**	**$ 462**	**$ 309**	**$ 290**	**$ (13)**	**(2.8)%**

First Citizens BancShares

Note – Adjusted noninterest income is Non-GAAP and excludes notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.
nm - not meaningful.

36

Noninterest expense

($ in millions)

	4Q23	3Q23	2Q23	1Q23	4Q22	4Q23 Change vs 3Q23 $	4Q23 Change vs 3Q23 %
Depreciation on operating lease equipment	$ 96	$ 95	$ 91	$ 89	$ 88	$ 1	1.6 %
Maintenance and other operating lease expenses	59	51	56	56	47	8	15.5
Salaries and benefits	714	727	775	420	354	(13)	(1.6)
Net occupancy expense	65	65	64	50	48	—	(1.2)
Equipment expense	114	117	133	58	55	(3)	(2.4)
Professional fees	29	12	21	11	11	17	127.1
Third-party processing fees	65	54	54	30	26	11	21.4
FDIC insurance expense	82	36	22	18	5	46	128.7
Marketing expense	24	22	41	15	21	2	2.0
Acquisition-related expenses	116	121	205	28	29	(5)	(3.5)
Intangible asset amortization	17	17	18	5	6	—	(3.5)
Other noninterest expense	111	99	92	75	70	12	14.1
Total noninterest expense - GAAP	**$ 1,492**	**$ 1,416**	**$ 1,572**	**$ 855**	**$ 760**	**$ 76**	**5.5 %**
Depreciation on operating lease equipment	$ (96)	$ (95)	$ (91)	$ (89)	$ (88)	$ (1)	(1.6)%
Maintenance and other operating lease expenses	(59)	(51)	(56)	(56)	(47)	(8)	(15.5)
Professional fees	(5)	—	—	—	—	(5)	nm
FDIC insurance expense	(64)	—	—	—	—	(64)	nm
Acquisition-related expenses	(116)	(121)	(205)	(28)	(29)	5	3.5
Intangible asset amortization	(17)	(17)	(18)	(5)	(6)	—	3.5
Total notable items	**$ (357)**	**$ (284)**	**$ (370)**	**$ (178)**	**$ (170)**	**$ (73)**	**25.7 %**
Salaries and benefits	$ 714	$ 727	$ 775	$ 420	$ 354	$ (13)	(1.6)%
Net occupancy expense	65	65	64	50	48	—	(1.2)
Equipment expense	114	117	133	58	55	(3)	(2.4)
Professional fees	24	12	21	11	11	12	92.4
Third-party processing fees	65	54	54	30	26	11	21.4
FDIC insurance expense	18	36	22	18	5	(18)	(49.7)
Marketing expense	24	22	41	15	21	2	2.0
Other noninterest expense	111	99	92	75	70	12	14.1
Total nontinterest expense - adjusted (Non-GAAP)	**$ 1,135**	**$ 1,132**	**$ 1,202**	**$ 677**	**$ 590**	**$ 3**	**0.4 %**

First Citizens BancShares

Note – Adjusted noninterest expense is Non-GAAP and excludes notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.
nm - not meaningful.

37 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX December 31, 2023 September 30, 2023 Liquid assets: Available cash 32,693 $ 35,896 High quality liquid securities 24,591 $ 21,123 Total liquid assets (a) 57,284 $ 57,019 Contingent liquidity: FDIC credit facility (1) $ 15,107 $ 19,409 FHLB facility 13,622 13,525 FRB facility 5,115 4,989 Line of credit 100 100 Total contingent sources (b) $ 33,944 $ 38,023 Total liquidity (a + b) $ 91,228 $ 95,042 Total uninsured deposits (c) 54,155 $ 55,774 Coverage ratio of liquidity to uninsured deposits (a + b) / c 168% 170 % Coverage ratio of liquidity to uninsured deposits (FDIC max) (a + b) / c (2) 270% 261% (1) The capacity shown in the table above is based on the amount of collateral currently pledged at quarter end for each respective period and would be immediately available for use. For September 30, 2023, the available capacity is calculated in accordance with the Advance Facility Agreement with the FDIC as if it were in effect at such time for comparability between periods. (2) The FDIC credit facility has a maximum capacity of $70 B which may be used for liquidity coverage ratios. The maximum is the amount of contingent liquidity available should additional collateral be pledged to secure the facility. SEC MD&A Liquidity Risk

38 (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter. 4Q23 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 10,508 35% 4.40% 0.9 Government agency 117 1 5.89 0.4 Commercial mortgage-backed securities 2,131 7 4.11 2.4 Residential mortgage-backed securities 6,686 22 3.13 4.2 Corporate bonds 482 2 6.36 1.4 Municipal bonds 12 — 1.81 0.1 Total AFS portfolio $ 19,936 67% 4.00% 2.2 HTM portfolio U.S. Treasury $ 479 1% 1.37% 3.0 Government agency 1,506 5 1.53 3.5 Commercial mortgage-backed securities 3,489 12 2.56 3.2 Residential mortgage-backed securities 4,205 14 1.89 5.9 Other investments 300 1 1.56 5.0 Total HTM portfolio $ 9,979 33% 2.04% 4.4 Grand total $ 29,915 100% 3.30% 2.9 Debt Securities Overview ($ in millions, period end balances)

39 Change vs. 4Q23 3Q23 4Q22 3Q23 4Q22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 131,594 $ 2,391 7.21% $ 131,653 $ 2,426 7.30% $ 68,949 $ 892 5.14% $ (59) $ (35) (0.09) % $ 62,645 $ 1,499 2.07 % Investment securities 28,722 239 3.30 24,388 177 2.90 18,876 92 1.95 4,334 62 0.40 9,846 147 1.35 Securities purchased under agreements to resell 225 2 5.36 223 3 5.28 — — — 2 (1) 0.08 225 2 5.36 Interest-earning deposits at banks 35,712 485 5.39 37,456 504 5.34 6,193 56 3.60 (1,744) (19) 0.05 29,519 429 1.79 Total interest-earning assets (1) $ 196,253 $ 3,117 6.30% $ 193,720 $ 3,110 6.37% $ 94,018 $ 1,040 4.40% $ 2,533 $ 7 -0.07% $ 102,235 $ 2,077 1.90 % Interest-bearing deposits $ 104,717 $ 865 3.28% $ 100,958 $ 769 3.02% $ 62,532 $ 176 1.12% $ 3,759 $ 96 0.26% $ 42,185 $ 689 2.16 % Securities sold under customer repurchase agreements 455 1 0.44 454 — 0.35 514 — 0.27 1 1 0.09 (59) 1 0.17 Other short-term borrowings — — — — — — 2,080 20 3.77 — — — (2,080) (20) (3.77) Long-term borrowings 37,260 340 3.65 37,699 351 3.72 4,800 42 3.46 (439) (11) (0.07) 32,460 298 0.19 Total borrowings $ 37,715 $ 341 3.61% $ 38,153 $ 351 3.68% $ 7,394 $ 62 3.32% $ (438) $ (10) (0.07) % $ 30,321 $ 279 0.29 % Total interest-bearing liabilities $ 142,432 $ 1,206 3.37% $ 139,111 $ 1,120 3.20% $ 69,926 $ 238 1.35% $ 3,321 $ 86 0.17% $ 72,506 $ 968 2.02 % Net interest income $ 1,911 $ 1,990 $ 802 $ (79) $ 1,109 Net interest spread (1) 2.93% 3.17% 3.05% (0.24) % (0.12) % Net interest margin (1) 3.86% 4.07% 3.39% (0.21) % 0.47 % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) (1) The balance and rate presented is calculated net of average credit balances and deposits of factoring clients. YTD not disclosed Q1

40 Highlights • The Commercial Banking segment achieved strong loan growth, 9.4% annualized over the linked quarter, largely driven by record origination volume in Commercial Finance, partially offset by a higher repayment rate. • Commercial Services (factoring) volume totaled $6.2 billion which represents a decrease over the linked quarter due to seasonality and a decrease compared to the prior year quarter as clients are being conservative with inventory levels. • Segment net interest income increased $22 million from the linked quarter driven by higher rates and loan growth. • Provision for credit losses increased by $32 million from the linked quarter driven by higher net charge- offs primarily in Energy and Middle Market Banking and a reserve build. 4Q23 3Q23 4Q22 Income Statement Net interest income $ 271 $ 249 $ 243 Noninterest income 139 139 141 Net revenue 410 388 384 Noninterest expense 208 205 187 Pre-provision net revenue 202 183 197 Provision for credit losses 164 132 63 Segment income before taxes 38 51 134 Income taxes 14 14 39 Segment net income $ 24 $ 37 $ 95 Period-end Balance Sheet Loans and leases $ 30,936 $ 30,220 $ 27,491 Deposits 3,228 3,370 3,219 Other Key Metrics Factoring volume $ 6,169 $ 6,528 $ 6,497 Commercial Banking Segment ($ in millions) Note – The Commercial Banking segment includes Commercial Finance, Commercial Services (factoring), Real Estate Finance and Equipment Finance.

41 Highlights • The General Banking segment achieved 10.8% annualized loan growth over the linked quarter, driven primarily by business/commercial loan production. • Deposits increased by $1.6 billion compared to the linked quarter driven primarily by growth in the Direct Bank, more than offsetting seasonal declines in the branch network. • Net interest income increased by $18 million, or 3%, compared to the linked quarter primarily due to positive loan growth. • While provision for credit losses increased from the linked quarter, overall credit quality remains strong and there are no material stresses on the portfolio. • The net charge-off ratio decreased by 1 basis point to 0.15%. 4Q23 3Q23 4Q22 Income Statement Net interest income $ 643 $ 625 $ 547 Noninterest income 128 125 111 Net revenue 771 750 658 Noninterest expense 415 411 350 Pre-provision net revenue 356 339 308 Provision for credit losses 23 7 16 Segment income before taxes 333 332 292 Income taxes 108 91 69 Segment net income $ 225 $ 241 223 Period-end Balance Sheet Loans and leases $ 47,330 $ 46,077 $ 43,212 Deposits 102,647 101,021 84,369 Other Key Metrics Number of branches 551 555 550 Wealth management assets under management ($B) $ 16.4 $ 15.0 $ 12.4 Off balance sheet client funds ($B) 24.8 23.6 21.7 Card volume 4,160 4,312 4,131 Merchant volume 1,685 1,725 1,640 General Banking Segment ($ in millions) Note – The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking.

42 Highlights • Silicon Valley Banking segment loans decreased $1.9 billion, or 12.9% annualized, compared to the linked quarter driven primarily by paydowns and payoffs in the Global Fund Banking portfolio, partially offset by draws and new fundings which continue to face headwinds from muted market conditions. • Deposit balances declined by $1.5 billion from the linked quarter driven by client cash burn and elevated seasonal levels of outflows at year-end. • Noninterest income decreased $7 million from the linked quarter driven primarily by a slowdown in card and cash management volumes, lower wealth management fees from a decline in assets under management, and other services fees and charges. • Provision for credit losses increased by $6 million from the linked quarter driven by higher specific reserves, partially offset by lower net charge-offs. 4Q23 3Q23 Income Statement Net interest income $ 611 $ 635 Noninterest income 144 151 Net revenue 755 786 Noninterest expense 503 514 Pre-provision net revenue 252 272 Provision (benefit) for credit losses 62 56 Segment income before taxes 190 216 Income taxes 41 59 Segment net income $ 149 $ 157 Period-end Balance Sheet Loans and leases $ 55,013 $ 56,864 Deposits 38,477 39,970 Other Key Metrics Private Bank assets under management ($B) $ 8.1 $ 8.9 Off balance sheet client funds ($B) 58.1 59.8 Card volume 1,277 1,380 Merchant volume 1,888 1,536 Silicon Valley Banking Segment ($ in millions) Note – Silicon Valley Banking Segment results reflect a full quarter for the 2Q23 reporting period, and only 5 days of financial results for the 1Q23 reporting period, following the 3/27/23 acquisition date. Additionally, there is no provision expense in 1Q23 as this was recorded as part of purchase accounting. Reinstate note during 1Q24 when 1Q23 is shown again Note – The Silicon Valley Banking segment includes Global Fund Banking, Technology & Healthcare Banking, Private Bank and Other. Silicon Valley Banking segment results do not include the accretion impact of SVB loans or the impact of interest bearing cash and debt that was added at the acquisition date (the aforementioned items are contained within the Corporate segment).

43

Rail Segment

($ in millions)

Income Statement		4Q23		3Q23		4Q22
Rental income on operating lease equipment	$	195	$	190	$	168
Depreciation on operating lease equipment		49		49		45
Maintenance and other operating lease expenses		59		51		47
Adjusted rental income on operating lease equipment [1]		**87**		**90**		**76**
Interest expense, net		42		40		23
Noninterest income		2		4		(5)
Noninterest expense		16		16		15
Segment income before income taxes		31		38		33
Income taxes		9		10		9
Segment net income	**$**	**22**	**$**	**28**	**$**	**24**
Period-end Balance Sheet						
Operating lease equipment, net	$	7,966	$	7,922	$	7,433
Other Key Metrics						
Railcars and locomotives [2]		122,200		122,500		119,200
Utilization		98.7 %		98.7 %		97.7 %
Average age of cars in years		15		15		15
Renewal rate to previous rate		133 %		138 %		130 %

Highlights

- The fleet is effectively fully utilized, with utilization remaining flat to the prior quarter at 98.7%.
- Favorable renewal repricing trends continued for the 9th consecutive quarter, up 33% over the expiring rate for the quarter with gains in both tank cars (+53%) and freight cars (+26%).
- Adjusted rental income on operating lease equipment decreased $3 million from the linked quarter from higher maintenance spend as we pulled forward updates to the fleet but increased $11 million from the prior year quarter from top-line revenue growth, partially offset by higher depreciation and maintenance expense on the larger fleet.
- Short-term outlook continues to be positive for maintaining strong utilization and re-pricing for the first half of 2024. Further improvement in conditions will be limited though as velocity improves and/or economic softness seeps into the carload markets.
- The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle.

First Citizens BancShares

(1) Adjusted rental income on operating lease equipment is Non-GAAP. Refer to the Non-GAAP Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures.
(2) Railcars and locomotives number is rounded.

44 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Loans and leases (including off balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (2,378) $ (2,731) $ (2,944) $ (137) $ (151) Additions - Acquisition of SVB — — (61) (3,026) — PCD “gross up” — — 21 200 — Other 7 78 11 2 (2) Accretion 198 275 242 17 16 Ending balance $ (2,173) $ (2,378) $ (2,731) $ (2,944) $ (137) Core deposits and other intangibles Beginning balance $ 329 $ 347 $ 365 $ 140 $ 145 Additions - Acquisition of SVB — — — 230 — Amortization (17) (18) (18) (5) (5) Ending balance $ 312 $ 329 $ 347 $ 365 $ 140 Deposits (2) Beginning balance - unamortized fair value mark $ (16) $ (22) $ (28) $ (35) $ (42) Additions - Merger with CIT Group Inc. — — — — — Amortization 5 6 6 7 7 Ending balance $ (11) $ (16) $ (22) $ (28) $ (35) Borrowings (2) Beginning balance - unamortized fair value mark $ 169 $ 181 $ 139 $ (86) $ (93) Additions - Acquisition of SVB — — 44 219 — Amortization (8) (12) (2) 6 7 Ending balance $ 161 $ 169 $ 181 $ 139 $ (86) Note – The balances above include the impact of the SVB acquisition as well as other acquisitions prior to December 31, 2022. The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability. Purchase accounting marks ($ in millions)

45 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income Bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CECL – Current Expected Credit Losses CET1 – Common Equity Tier 1 CRE – Commercial Real Estate EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFR – Federal Funds Rate FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FRB – Federal Reserve Bank FX – Foreign Exchange GAAP – Accounting Principles Generally Accepted in the U.S. HQLS – High Quality Liquid Securities HTM – Held to Maturity ID – Investor Dependent LTD – Long Term Debt NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful NPL – Nonperforming Loans PCD – Purchased Credit Deteriorated PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Assets ROE – Return on Equity ROTCE – Return on Tangible Common Equity RWA – Risk Weighted Assets YTD – Year-to-date 4Q23 Additions LTD – Long Term Debt RWA – Risk Weighted Assets YTD – Year-to-date 4Q23 Removals AUM – Assets Under Management AWA – Affluent Wealth Advisors LIBOR – London Inter-Bank Offered Rate LOC – Line of Credit MSA – Metropolitan Statistical Area PE – Private Equity RIA – Registered Investment Advisor SOFR – Secured Overnight Financing Rate VC – Venture Capital Archive ACL – Allowance for Credit Losses CAB - Community Association Banking NIB - Noninterest-bearing RBC - Risk-Based Capital TA - Tangible Assets TCE - Tangible Common Equity

Non-GAAP Reconciliations Section V

47 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (155) $ (146) $ (135) Realized gain on sale of investment securities available for sale, net — 12 — Fair value adjustment on marketable equity securities, net (9) 1 (2) Gain on sale of leasing equipment, net (2) (10) (2) Gain on acquisition 83 (12) — Gain on extinguishment of debt — — — Other noninterest income(3) (5) 8 — Impact on adjusted noninterest income $ (88) $ (147) $ (139) Depreciation on operating lease equipment (2) $ (96) $ (95) $ (88) Maintenance and other operating lease expenses (2) (59) (51) (47) Salaries and benefits — — — Acquisition-related expenses (116) (121) (29) Intangible asset amortization (17) (17) (6) Other noninterest expense (4) — — — Impact on adjusted noninterest expense $ (357) $ (284) $ (170) CECL Day 2 provision and reserve for unfunded commitments — (716) — Provision for credit losses- investment securities available for sale — (4) — Provision for credit losses - total adjustments $ — $ 3 $ — Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 90 58 (32) Impact on adjusted net income $ 179 $ 76 $ 63 Impact on adjusted diluted EPS $ 12.25 $ 5.25 4.27 Notable Items (1) ($ in millions, except per share data) 4Q23 3Q23 4Q22 Rental income on operating lease equipment (2) $ (155) $ (146) $ (135) Realized loss on sale of investment securities available for sale, net — 12 — Fair value adjustment on marketable equity securities, net (9) 1 (2) Gain on sale of leasing equipment, net (2) (10) (2) Gain on acquisition, net of tax 83 (12) — Other noninterest income (3) (5) 8 — Impact of notable items on adjusted noninterest income $ (88) $ (147) $ (139) Depreciation on operating lease equipment (2) $ (96) $ (95) $ (88) Maintenance and other operating lease expenses (2) (59) (51) (47) Professional fees (4) (5) — — FDIC insurance special assessment (64) — — Acquisition-related expenses (116) (121) (29) Intangible asset amortization (17) (17) (6) Other noninterest expense — — — Impact of notable items on adjusted noninterest expense $ (357) $ (284) $ (170) Benefit for credit losses on investment securities AFS $ — $ 3 $ — Impact of notable items on adjusted provision for credit losses $ — $ 3 $ — Impact of notable items on adjusted pre-tax income $ 269 $ 134 $ 31 Income tax impact (5) 90 58 (32) Impact of notable items on adjusted net income $ 179 $ 76 $ 63 Impact of notable items on adjusted diluted EPS $ 12.25 $ 5.25 $ 4.27 (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (Non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (Non-GAAP) to analyze the Company’s performance. Refer to subsequent pages of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures. (2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to subsequent pages of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. (3) Notable items included in other noninterest income consist of a gain on sale of insurance accounts in 4Q23 and a measurement period adjustment related to FX translation in 3Q23. (4) Professional fees related to other integration. (5) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

48 Non-GAAP Reconciliations 4Q23 3Q23 4Q22 Net income and EPS Net income (GAAP) a $ 514 752 257 Preferred stock dividends 15 15 14 Net income available to common stockholders (GAAP) b 499 737 243 Total notable items, after income tax c 179 76 63 Adjusted net income (non-GAAP) d = (a+c) 693 828 320 Adjusted net income available to common stockholders (non-GAAP) e = (b+c) $ 678 813 306 Weighted average common shares outstanding Basic f 14,528,447 14,528,310 14,590,387 Diluted g 14,539,838 14,539,133 14,607,426 EPS (GAAP) Basic b/f $ 34.36 50.71 16.69 Diluted b/g 34.33 50.67 16.67 Adjusted EPS (non-GAAP) Basic e/f $ 46.62 55.96 20.97 Diluted e/g 46.58 55.92 20.94 Noninterest income and expense Noninterest income h $ 543 615 429 Impact of notable items, before income tax (88) (147) (139) Adjusted noninterest income (non-GAAP) i $ 455 468 290 Noninterest expense j $ 1,492 1,416 760 Impact of notable items, before income tax (357) (284) (170) Adjusted noninterest expense (non-GAAP) k $ 1,135 1,132 590 Provision for credit losses $ 249 192 79 Plus: Benefit for credit losses on investment securities AFS — 3 — Adjusted provision for credit losses (non-GAAP) $ 249 195 79 Non-GAAP Reconciliations ($ in millions, except share and per share data)

49 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 4Q23 3Q23 4Q22 PPNR Net income (GAAP) a $ 514 752 257 Plus: Provision for credit losses 249 192 79 Income tax expense 199 245 135 PPNR (non-GAAP) l $ 962 1,189 471 Impact of notable items (1) 269 137 31 Adjusted PPNR (non-GAAP) m $ 1,231 1,326 502 ROA Net income (GAAP) a $ 514 752 257 Annualized net income n = a annualized 2,041 2,983 1,019 Adjusted net income (non-GAAP) d 693 828 320 Annualized adjusted net income p = d annualized 2,748 3,286 1,269 Average assets o 214,612 211,994 109,774 ROA n/o 0.95% 1.41% 0.93 % Adjusted ROA (non-GAAP) p/o 1.28% 1.55% 1.15 % PPNR ROA PPNR (non-GAAP) l $ 962 1,189 471 Annualized PPNR q = l annualized 3,818 4,717 1,868 Adjusted PPNR (non-GAAP) m 1,231 1,326 502 Annualized adjusted PPNR r = m annualized 4,882 5,261 1,990 PPNR ROA q/o 1.78% 2.23% 1.70 % Adjusted PPNR ROA (non-GAAP) r/o 2.27% 2.48% 1.81% (1) Excludes the notable items for the provision for credit losses and income taxes as these items are excluded from PPNR as presented in the table above.

50

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			4Q23	3Q23	4Q22
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	1,980	2,923	966
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,687	3,225	1,216
Average stockholders' equity (GAAP)		$	20,740	20,116	9,621
Less: average preferred stock			881	881	881
Average common stockholders' equity (non-GAAP)	u	$	19,859	19,235	8,740
Less: average goodwill			346	346	346
Less: average other intangible assets			322	338	143
Average tangible common equity (non-GAAP)	v	$	19,191	18,551	8,251
ROE	s/u		9.97 %	15.20 %	11.05 %
Adjusted ROE (non-GAAP)	t/u		13.53 %	16.77 %	13.89 %
ROTCE	s/v		10.32 %	15.76 %	11.70 %
Adjusted ROTCE (non-GAAP)	t/v		14.00 %	17.39 %	14.71 %
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	21,255	20,389	9,662
Less: preferred stock			881	881	881
Common equity (non-GAAP)	x	$	20,374	19,508	8,781
Less: goodwill			346	346	346
Less: other intangible assets			312	329	140
Tangible common equity (non-GAAP)	y	$	19,716	18,833	8,295
Total assets (GAAP)	z		213,758	213,765	109,298
Tangible assets (non-GAAP)	aa		213,100	213,090	108,812
Total equity to total assets	w/z		9.94 %	9.54 %	8.84 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		9.25 %	8.84 %	7.62 %

First Citizens BancShares

51 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 4Q23 3Q23 4Q22 Book value and tangible book value per common share Common shares outstanding at period end bb 14,520,118 14,520,103 14,506,202 Book value per share x/bb $ 1,403.12 1,343.52 605.36 Tangible book value per share (non-GAAP) y/bb $ 1,357.77 1,297.00 571.89 Efficiency ratio Net interest income cc $ 1,911 1,990 802 Efficiency ratio (GAAP) j / (h + cc) 60.80% 54.34% 61.74 % Adjusted efficiency ratio (non-GAAP) k / (i + cc) 48.00% 46.04% 54.08 % Rental income on operating lease equipment Rental income on operating lease equipment $ 252 248 224 Less: Depreciation on operating lease equipment 96 95 88 Maintenance and other operating lease expenses 59 51 47 Adjusted rental income on operating lease equipment (non-GAAP) $ 97 102 89 Rental income on operating lease equipment: Rail segment Rental income on operating lease equipment $ 195 190 168 Less: Depreciation on operating lease equipment 49 49 45 Maintenance and other operating lease expenses 59 51 47 Adjusted rental income on operating lease equipment (non-GAAP) $ 87 90 76 Income tax expense Income tax expense $ 199 245 135 Impact of notable items 90 58 (32) Adjusted income tax expense (non-GAAP) $ 289 303 103